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                                                                 EXHIBIT 23



                         CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-85556, No. 333-07409 and No. 333-13887) and in
the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-11391 and No. 333-23317) of Oryx Technology Corp. of our report dated May 22, 1998, appearing on Page F-2 of this Annual Report on Form 10-KSB for the year ended February 28, 1998.



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP



San Jose, California
May 27, 1998